Exhibit 4(w)

Lincoln Life & Annuity Company of New York (the “Company”)

VARIABLE ANNUITY GUARANTEED INCOME BENEFIT RIDER

Rider Date: [October 1, 2015]

Measuring Life Option: [Single]

Guaranteed Maximum Annual Rider Charge Rate:    [2.25%]

Initial Annual Rider Charge Rate:  [1.05%]

Annuity Payment Maximum Election Age:

Qualified Contract: [80]

Nonqualified Contract: [95]

This optional Rider is made a part of the entire Contract to which it is attached.  Except as stated in this Rider, it is subject to all provisions contained in the Contract.  Coverage under this Rider begins on the Rider Date shown above.

Rider Summary

This Rider provides two guaranteed Annuity Payment Options: 1) a minimum variable Periodic Income Payment that will not be less than the Guaranteed Income Benefit (GIB) provided the Owner meets the eligibility requirements described herein; or 2) a fixed Annuity Payment Option, Guaranteed Annual Income Annuity Payment Option, described herein. The GIB in this Rider provides an optional minimum Guaranteed Income Benefit under the Variable Annuity Payment Option Rider (VAPOR) by using the Income Base (IB) determined under this Rider, and applying it to the guaranteed purchase rates shown in the Initial GIB Percentage Tables in this Rider. The Income Base is established for the purpose of determining (a) the Guaranteed Annual Income (GAI); (b) the initial GIB and (c) the Rider Charge.  The Income Base is not used in calculating the cash surrender benefit, death benefit, or other guaranteed paid-up annuity benefits.

Prior to electing an Annuity Payment Option, the Owner may withdraw each Benefit Year, an amount up to the GAI, if certain conditions are met as described herein.

If an Annuity Payment Option under this Rider is not made effective prior to exceeding the Annuity Payment Maximum Election Age, shown above, this Rider will irrevocably terminate.

Additional Purchase Payment Restriction

Additional Purchase Payment Restriction Prior to the Annuity Payment Date

Subject to the Maximum Income Base limit described herein and any further limitations stated in the Contract to which this Rider is attached, cumulative additional Purchase Payments after the first Benefit Year may not exceed [$100,000] without prior Home Office approval.  If the Contract Value is $0, then no additional Purchase Payments will be accepted.

Additional Purchase Payment Restriction After the Annuity Payment Date

No additional Purchase Payments will be accepted after an Annuity Payment Option is elected.

Any Withdrawal under this Contract, including the Free Withdrawal Amount or the GAI amount, may reduce or void valuable benefits or features provided by this Contract and Rider. Please contact Us and refer to the examples at the end of this Rider before taking a Withdrawal.

AR-591	NY

Variable Annuity Payment Option Rider (VAPOR) Eligibility Restriction

The Owner may not elect to begin receiving variable Periodic Income Payments payable under the VAPOR unless (a) this Rider has terminated, or (b) [ the VAPOR Rider Date is at least twelve (12) months after the Rider Date and] the GIB is concurrently effective.  Once the Owner has elected to begin receiving variable Periodic Income Payments payable under the VAPOR and the GIB is concurrently effective, this Rider will terminate when the VAPOR is terminated.

Qualified Contracts

The Owner cannot elect to begin receiving variable Periodic Income Payments payable under the VAPOR prior to age 59 ½. If the Measuring Life Option is Joint and both the Owner and Secondary Life are living, the Owner and Secondary Life cannot elect to begin receiving variable Periodic Income Payments payable under the VAPOR prior to both being age 59 ½.

Annuity Payment Maximum Election Age

The Owner must elect either to begin receiving 1) variable Periodic Income Payments under the VAPOR; or 2) fixed periodic income payments under the GAI Annuity Payment Option prior to exceeding the Annuity Payment Maximum Election Age shown above. If an Annuity Payment Option under this Rider is not made effective, this Rider will irrevocably terminate.

For nonqualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life’s age shall be applicable to this requirement. For qualified contracts, if the Measuring Life Option is Joint, the Owner’s age shall be applicable to this requirement.

If the Measuring Life Option is Single, the Annuitant’s age shall be applicable to this requirement.

Investment Restrictions

Investment restrictions apply to Fixed Account and Variable Subaccount elections under this Contract. Refer to INVESTMENT RESTRICTIONS beginning on Page 3 of this Rider.

DEFINITIONS

Annuitant is the natural person used to determine the benefits if the Measuring Life Option is Single.  The Annuitant is one of two natural persons used to determine the benefits if the Measuring Life Option is Joint.  The Contract may only have one Annuitant.  The Annuitant may not be changed while this Rider is in force.

Annuity Payment Date under this Rider is either the Periodic Income Commencement Date (PICD) under the VAPOR or the date the GAI Annuity Payment Option under this Rider is elected by You or made effective by Us.

Benefit Year is applicable only prior to the Annuity Payment Date.  It means each 12-month period starting with the Rider Date and each Rider Date Anniversary thereafter.

Company, We, Us, and Our refer to Lincoln Life & Annuity Company of New York.

Guaranteed Income Benefit (“GIB”) is a benefit under this Rider and is the minimum amount payable for each Periodic Income Payment made under the VAPOR.

GOP Death Benefit is a Death Benefit provided by Contract, Endorsement, or Rider that is the greater of (a) the Contract Value (Account Value if the VAPOR and GIB are in effect) and (b) the sum of all Purchase Payments excluding Bonus Credits, if any, minus all Death Benefit Reductions.

Measuring Life is a natural person used to determine the benefits under this Rider.  Measuring Life includes any Annuitant, Owner, Joint Owner, and Secondary Life.

Measuring Life Option indicates how many natural persons are used to determine the benefits under this Rider.  Under the Single Measuring Life Option, the Annuitant is used to determine the benefits under this Rider.  Under the Joint Measuring Life Option, the Annuitant and the Secondary Life are used to determine the benefits under this Rider.  The Measuring Life Option may not be changed after the Rider Date.

Purchase Payments, for the purpose of this Rider, mean the amounts paid into the Contract by the Owner, including Bonus Credits, if any, before deduction of any Sales Charges.

Rider Date Anniversary is the same calendar day as the Rider Date, each calendar year, if such date is a Valuation Date.  If in any calendar year, such calendar day is not a Valuation Date, the Rider Date Anniversary will be the first Valuation Date following such calendar day.  A quarterly anniversary of the Rider Date is the first Valuation Date of every third month following the Rider Date.

Secondary Life means the second natural person, if any, used to determine the benefits under this Rider if the Measuring Life Option is Joint.  The Secondary Life may not be changed while this Rider is in force.  On the Rider Date, any Secondary Life must be the Annuitant’s Spouse.

Systematic RMD is applicable only prior to the Annuity Payment Date.  It means systematic installments withdrawn via Our automatic withdrawal service of the amount needed to satisfy the required minimum distribution as determined by Us in accordance with the IRC Section 401(a)(9), as amended from time to time, for the Contract to which this Rider is attached.

Withdrawal is the gross amount of a Withdrawal before any applicable charges.  Withdrawals are Conforming Withdrawals or Excess Withdrawals.  While the GIB and VAPOR are in effect, Withdrawals are all additional amounts from the Account Value requested by the Owner, other than Periodic Income Payments.

Conforming Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year is equal to or less than the GAI.  If the Owner receives only Systematic RMDs during a Benefit Year, all Systematic RMDs during that Benefit Year will be treated as Conforming Withdrawals.  However, if a Withdrawal other than Systematic RMDs occurs during a Benefit Year, then this Withdrawal and any subsequent Withdrawals, including Systematic RMDs, will be treated as Excess Withdrawals to the extent that the cumulative amount withdrawn in that Benefit Year exceeds the GAI.

Excess Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year exceeds the Conforming Withdrawal.  If any Measuring Life is less than age [55], all Withdrawals are Excess Withdrawals.

INVESTMENT RESTRICTIONS

No Fixed Account may be elected, except the DCA Fixed Account pursuant to a systematic allocation program.  All available Variable Subaccount options are described below.  The Owner shall allocate Contract Values (for purposes of this Provision, Contract Values also means Account Value) and additional Purchase Payments pursuant to Investment Restrictions Option A, Option B, or Option C.

Subject to a $[2,000] minimum amount, the Owner may designate all or part of the initial and any subsequent Purchase Payments for systematic allocation pursuant to the Investment Restriction Option elected.

The Owner must either:

(Option A)                                       elect an available Asset Allocation Model, or

(Option B)                                       allocate all values among specific Variable Subaccounts, or

(Option C)                                       create an asset allocation portfolio of Variable Subaccounts.

If elected, Contract Values will be automatically rebalanced each quarter on a proportional basis based on the allocation instructions in effect at the time of rebalancing.  Within the constraints of these investment requirements, the Owner may reallocate their Contract Values by Written Request.  Reallocation requests that violate the investment restrictions will be rejected by Us.

If You have any questions regarding the specifics of any Asset Allocation Model program in which You have allocated Contract Value, You may contact Us for more information.

We do not reserve the right to add or modify Allocation Restrictions, however, Separate Account changes such as Variable Subaccount additions, substitutions, and closings may affect the availability of allocation options under the investment restriction plan. Changes require prior approval of the New York State Department of Financial Services.

RIDER BENEFITS PRIOR TO ANNUITY PAYMENT DATE

Income Base

The Income Base is the value used to calculate the GAI and the Rider Charge, and is used in determining the initial GIB.  The Income Base is not used in calculating the cash surrender value, death benefit, or other guaranteed paid-up annuity benefits.

Initial Income Base

If the Rider Date is the Contract Date, then the Initial Income Base will be equal to the initial Purchase Payment.  If the Rider Date is after the Contract Date, then the Initial Income Base will be equal to the Contract Value on the Rider Date.

Maximum Income Base

The Income Base is subject to a $[10,000,000] maximum of the combined Income Base (including any Guaranteed Amount under other Company annuity riders) values for all Company annuity contracts and annuity riders, including annuity contracts with an affiliated company where the Owner is the same or for which the Annuitant or Secondary Life, if applicable, is a Measuring Life. If this maximum is exceeded, the Income Base (including any Guaranteed Amount) for each applicable annuity contract and annuity rider will be reduced proportionally so the combined Income Base (including any Guaranteed Amount) values do not exceed the maximum stated above.

Adjustment (to the Income Base) for Additional Purchase Payments

If an additional Purchase Payment is permitted, the Income Base will be increased to equal the additional Purchase Payment plus the Income Base immediately prior to receipt of the additional Purchase Payment.

Adjustment (to the Income Base) for Withdrawals

Upon each Excess Withdrawal, the Income Base will be reduced in the same proportion that the Excess Withdrawal reduced the Contract Value.  Upon each Conforming Withdrawal, the Income Base will not be reduced.

Adjustment (to the Income Base) on Rider Date Anniversary

On each Rider Date Anniversary, the Income Base may be increased by an Automatic Annual Step-Up.

If the Rider Charge rate is increased in connection with an increase to the Income Base, the Owner may decline the increase to the Income Base by Notice to the Company within 30 days of the effective date of the increase.  If the Owner does decline the increase, the Income Base will be the Income Base on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.  If the Owner does not decline the increase to the Income Base, the increase to the Income Base will be deemed accepted by the Owner.

Automatic Annual Step-Up (of the Income Base)

Upon an Automatic Annual Step-Up, the Income Base is increased to equal the Contract Value.

On a Rider Date Anniversary, an Automatic Annual Step-Up will occur only if all the following conditions are satisfied:

a)             all Measuring Lives as of that Valuation Date are under age [86], and

b)             the Contract Value as of that Valuation Date is greater than the Income Base, not to exceed the Maximum Income Base.

Upon an Automatic Annual Step-up, the Rider Charge rate will be changed to the Rider Charge rate currently in effect, subject to the Guaranteed Maximum Annual Rider Charge Rate.

Future Automatic Annual Step-Ups may occur after declining an Automatic Annual Step-Up.

Guaranteed Annual Income (GAI) Amount

The GAI is an amount that may be withdrawn from the Contract by the Owner each Benefit Year prior to the Annuity Payment Date as a Conforming Withdrawal.  As long as the GAI is not reduced to $0, then the GAI may be withdrawn during the lifetime(s) of all Measuring Lives. The GAI is available once all Measuring Lives are age [55]. If the Measuring Life Option is Joint, the GAI is based upon the age of the younger or surviving Measuring Life.

The GAI is determined by multiplying the Income Base by a GAI Rate from the applicable GAI Rate Table below, which varies by age and the Measuring Life Option as shown in the GAI Rate Tables.  If the Measuring Life Option is Joint, the GAI Rate will be based upon the younger or surviving Measuring Life.

The GAI will change upon an Automatic Annual Step-up that is deemed accepted by the Owner, an additional Purchase Payment, or upon an Excess Withdrawal as described below.

Prior to the [5th] Rider Date Anniversary, GAI Rate Table A is used to determine the GAI.  If the first Withdrawal occurred prior to the [5th] Rider Date Anniversary, GAI Rate Table A will always be used to determine the GAI.

On or after the [5th] Rider Date Anniversary, as long as no Withdrawals occurred prior to the [5th] Rider Date Anniversary, GAI Rate Table B will always be used to determine the GAI.

Upon the first Conforming Withdrawal, the GAI Rate will be based upon the age of the Measuring Life as of the date of such Withdrawal and thereafter may not change unless an Automatic Annual Step-up occurs as described below.

GAI Rate Tables

GAI Rate Table A

Single Measuring Life Option			Joint Measuring Life Option
Age of Measuring Life	GAI Rate(1)		Age of Younger or Surviving Measuring Life	GAI Rate(1)
[55 - 58]	[2.5	]%	[55 - 58]	[2.5	]%
[59 - 64]	[3.0	]%	[59 - 64]	[3.0	]%
[65 - 74]	[4.0	]%	[65 - 74]	[3.5	]%
[75 +]	[4.0	]%	[75+]	[4.0	]%

GAI Rate Table B

Single Measuring Life Option			Joint Measuring Life Option
Age of Measuring Life	GAI Rate(1)		Age of Younger or Surviving Measuring Life	GAI Rate(1)
[55 - 58]	[3.5	]%	[55 - 58]	[3.5	]%
[59 - 64]	[4.0	]%	[59 - 64]	[4.0	]%
[65 - 74]	[5.0	]%	[65 - 74]	[4.5	]%
[75 +]	[5.0	]%	[75+]	[5.0	]%

(1)The GAI Rate will be based upon the attained age of the Measuring Life.

Adjustment (to the GAI) for Additional Purchase Payments

If an additional Purchase Payment is permitted, the GAI will be increased to equal the additional Purchase Payment times the GAI Rate used when the GAI was last determined plus the GAI immediately prior to receipt of the additional Purchase Payment.

Adjustment (to the GAI) for Withdrawals

Upon each Excess Withdrawal, the GAI applicable to the next Benefit Year will decrease to equal the Income Base after the Excess Withdrawal times the GAI Rate used when the GAI was last determined.  If the Income Base after the Excess Withdrawal equals $0, this Rider and Contract will terminate.

Upon each Conforming Withdrawal, the GAI will remain unchanged.

Adjustment (to the GAI) for an Automatic Annual Step-up

The GAI will increase upon an Automatic Annual Step-up to equal the increased Income Base times the GAI Rate based upon the age of the Measuring Life as of the Valuation Date of the Automatic Annual Step-up, which may result in a higher GAI Rate than when the GAI was last determined.  If the Measuring Life Option is Joint, the GAI Rate will be based upon the younger or surviving Measuring Life.

If the Rider Charge rate is increased in connection with an Automatic Annual Step-up, the Owner may decline the increase to the Income Base by Notice to the Company within 30 days of the effective date of the increase.  If the Owner does decline the increase, (a) the GAI Rate will be the GAI Rate on the Valuation Date immediately prior to the increase, and (b) the GAI will be the GAI on the Valuation Date immediately prior to the increase, subject to adjustments for Withdrawals and additional Purchase Payments.

Contract Value Reduces to $0 Prior to Annuity Payment Date

Even if the Contract Value declines to $0, as long as (a) the GAI is not $0; and (b) the Contract has not been surrendered or assigned for value, the GAI will continue for the lifetime(s) of the Measuring Life(s) under the GAI Annuity Payment Option described below.

GAI Annuity Payment Option

The GAI Annuity Payment Option may be irrevocably elected by the Owner upon Notice to Us. Once the GAI Annuity Payment Option is effective, the GIB is irrevocably terminated and no additional Purchase Payments will be accepted. The GAI Annuity Payment Option will be made effective by Us if the Contract Value declines to $0 prior to the Annuity Payment Date, as long as the GAI is not $0.  Upon election of the GAI Annuity Payment Option, the Owner will no longer have access to the Contract Value or death benefit.

The Owner will receive payment equal to the GAI each Benefit Year for the lifetime(s) of all Measuring Lives.  The Owner may elect to receive the GAI at any frequency We offer, subject to minimum payment amount rules then in effect, but no less frequently than annually.

If this GAI Annuity Payment Option is in effect, no Death Benefit will be paid.  However, if the Death Benefit option prior to the Annuity Commencement Date was not the Account Value Death Benefit Option, a final payment, if available, will be made under this Rider.  Such payment shall be equal to (A) minus (B) minus (C), where:

(A)       is equal to the sum of all Purchase Payments, excluding Bonus Credits, if applicable, if the Rider Date is the Contract Date.  If the Rider Date is after the Contract Date then (A) is equal to the Contract Value on the Rider Date, plus subsequent Purchase Payments, excluding subsequent Bonus Credits, if applicable.

(B)       is the sum of all Final Payment Reductions prior to the GAI Annuity Payment Option Effective Date.  Final Payment Reductions are made whenever a Withdrawal occurs.  Upon Excess Withdrawals, Final Payment Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction.  Upon Conforming Withdrawals, the reduction of the Contract Value due to the Withdrawal will be applied to (A) as the Final Payment Reduction.

(C)       is the sum of all Conforming Withdrawals on and after the GAI Annuity Payment Option Effective Date.

Effect of Death

Upon the death of the Annuitant if the Measuring Life Option is Single, this Rider will terminate.  Upon the first death of a Measuring Life if the Measuring Life Option is Joint, the Owner may continue the Contract and this Rider in force under the Joint Measuring Life Option.  If so continued, the GAI will continue for the life of the surviving Measuring Life.  Upon the death of the surviving Measuring Life, this Rider will terminate.

Waivers

Waiver of Contingent Deferred Sales Charge or CDSC / Surrender Charge or Premium Based Charge (if applicable)

No Contingent Deferred Sales Charge, CDSC/Surrender Charge, or Premium Based Charge will apply to Conforming Withdrawals.  Excess Withdrawals will be subject to any applicable Contingent Deferred Sales Charge, CDSC/Surrender Charge, or Premium Based Charge to the extent that the total amount of Withdrawals in the Contract Year exceeds the Free Withdrawal Amount for that year.

GUARANTEED INCOME BENEFIT (GIB)

The GIB is effective upon the VAPOR Rider Date.  Once the GIB is effective, the Rider Benefits Prior To Annuity Payment Date Provision and the GAI Annuity Payment Option, under this Rider, are irrevocably terminated.  The VAPOR Rider Date is shown on the Contract Benefit Data page(s) issued upon the Owner’s election of the VAPOR.

Variable Periodic Income Payments payable under the VAPOR are guaranteed not to fall below the GIB.

For nonqualified contracts, an Owner must elect to adjust the Periodic Income Payments payable under the VAPOR on an annual basis (‘LevelPay’).

Eligibility Limitations

1)    The commencement of Periodic Income Payments under the VAPOR is available subject to Our maximum and minimum VAPOR age limits.  For nonqualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life’s age shall be subject to this requirement.  For qualified contracts, if the Measuring Life Option is Joint, the current Owner’s age shall be subject to this requirement.

2)    The commencement of Periodic Income Payments under the VAPOR is available subject to Our minimum Access Period limits. The minimum Access Period is the greater of (A) and (B), where (A) is [20] years and (B)  is [100] years minus the Measuring Life’s age nearest birthday on the VAPOR Rider Date. For nonqualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life’s age shall be subject to this requirement.  For qualified contracts, if the Measuring Life Option is Joint, the current Owner’s age shall be subject to this requirement.

3)    The commencement of Periodic Income Payments under the VAPOR is available subject to Our Assumed Investment Rate (“AIR”) rate requirements (AIR may be referred to in the alternative as “Assumed Investment Return” or “Assumed Interest Rate”).

GIB General

The initial GIB, except as described below, will be (a) the Initial GIB Percentage as shown below in the Initial GIB Percentage Table A or Initial GIB Percentage Table B times the greater of (b) and (c), where (b)  is the Income Base minus all Conforming Withdrawals after the most recently accepted Automatic Annual Step-Up (of the Income Base) under the Rider Benefits Prior To Annuity Payment Date Provision, if an Automatic Step-Up has occurred, and (c) is the Contract Value upon the termination of the Rider Benefits Prior to Annuity Payment Date Provision.

If the VAPOR and GIB are made effective on the Annuity Payment Maximum Election Age, the initial GIB will equal the greater of the GAI amount upon the termination of the Rider Benefits Prior To Annuity Payment Date Provision or the initial GIB amount as calculated above.

If one of the following events occurs prior to the [5th] Rider Date Anniversary, then the Initial GIB Percentage Table A will be used in determining the initial GIB:

a)             the first Withdrawal occurs under the Rider Benefits Prior To Annuity Payment Date Provision; or

b)             Periodic Income Payments commence under the VAPOR.

If neither of the above events occurs until on or after the [5th] Rider Date Anniversary, then the Initial GIB Percentage Table B will be used in determining the initial GIB.

Initial GIB Percentage Tables(1)

Initial GIB Percentage Table A

Single Measuring Life Option			Joint Measuring Life Option
Age of Measuring Life	Initial GIB Percentage		Age of Measuring Life(2)	Initial GIB Percentage
[0 – 39]	[1.5	]%	[0 – 39]	[1.5	]%
[40 – 54]	[2.0	]%	[40 – 54]	[2.0	]%
[55 – 58]	[2.5	]%	[55 – 58]	[2.5	]%
[59 – 64]	[3.0	]%	[59 – 64]	[3.0	]%
[65 – 69]	[3.5	]%	[65 – 69]	[3.0	]%
[70 – 74]	[4.0	]%	[70 – 74]	[3.5	]%
[75 – 79]	[4.0	]%	[75 – 79]	[4.0	]%
[80+]	[4.5	]%	[80+]	[4.5	]%

Initial GIB Percentage Table B

Single Measuring Life Option			Joint Measuring Life Option
Age of Measuring Life	Initial GIB Percentage		Age of Measuring Life(2)	Initial GIB Percentage
[0 – 39]	[2.5	]%	[0 – 39]	[2.5	]%
[40 – 54]	[3.0	]%	[40 – 54]	[3.0	]%
[55 – 58]	[3.5	]%	[55 – 58]	[3.5	]%
[59 – 64]	[4.0	]%	[59 – 64]	[4.0	]%
[65 – 69]	[4.5	]%	[65 – 69]	[4.0	]%
[70 – 74]	[5.0	]%	[70 – 74]	[4.5	]%
[75 – 79]	[5.0	]%	[75 – 79]]	[5.0	]%
[80+]	[5.5	]%	[80+]	[5.5	]%

(1) The Initial GIB Percentage Tables assume the annual Periodic Income Payment Mode.  Other Periodic Income Payment Mode elections will result in a modal adjustment of the Initial GIB Percentage. The modal adjustment will be the above Initial GIB Percentage divided by twelve for monthly, four for quarterly and two for semi-annually. The Initial GIB Percentage will be based upon the attained age of the Measuring Life.

(2) If the Measuring Life Option is Joint, the Initial GIB Percentage will be based upon the attained age of the younger or surviving Measuring Life.

On each Valuation Date that We pay a Periodic Income Payment under the VAPOR, the amount that will be paid will be the greater of (a) the Periodic Income Payment determined under the VAPOR, or (b) the GIB.  The initial GIB is shown on the Contract Benefit Data page(s) issued upon the Owner’s election of benefits under the VAPOR.

Maximum GIB

The combined GIB for all Company annuity contracts, including annuity contracts with an affiliated company, where the Owner is the same, or for which the Annuitant and Secondary Life, if applicable, is a Measuring Life, is subject to a maximum of [$1,000,000.00].  If this maximum is exceeded, the GIB for each applicable annuity contract and annuity rider will be reduced proportionally so the combined GIB values do not exceed the maximum stated above.

Step-up Date

A Step-up Date is the date on which a GIB Step-up may occur, pursuant to Automatic Step-up of the GIB, below.

For nonqualified contracts, a Step-up Date is the first Valuation Date on or after the Periodic Income Commencement Date (“PICD”) anniversary of each [one-year] period measured from the PICD.

For qualified contracts, the first Step-up Date is the Valuation Date of the first Periodic Income Payment in the [first] calendar year following the PICD.  Subsequent Step-up Dates will be the Valuation Date of the first Periodic Income Payment in the calendar year, every subsequent [one-year] period.

Automatic Step-up of the GIB (GIB Step-up)

On each Step-up Date, a GIB Step-up will occur only if [75]% of the Periodic Income Payment determined under the VAPOR on the Step-up Date is greater than the GIB on the Valuation Date immediately prior to the Step-up Date.  Upon a GIB Step-up, the GIB will automatically step-up to [75]% of the Periodic Income Payment determined under the VAPOR.  If the GIB on the Valuation Date immediately prior to the Step-up Date is greater than or equal to [75]% of the Periodic Income Payment determined under the VAPOR, no GIB Step-up will occur.

On each GIB Step-up, the Rider Charge rate may be adjusted pursuant to the Rider Charge During GIB Provision, below.  If the Rider Charge rate is increased, the Owner may decline the GIB Step-up by Notice to the Company within 30 days of the effective date of the GIB Step-up.  If the Owner does decline the GIB Step-Up, the GIB will be the GIB on the Valuation Date immediately prior to the Step-up Date, subject to adjustments for Withdrawals.  If the Owner does not decline the GIB Step-up, the GIB Step-up will be deemed accepted by the Owner.

The Automatic Step-up of the GIB will occur whether or not the Owner has previously declined a GIB Step-up.

Adjustments to the GIB

Each Withdrawal will reduce the GIB in the same proportion as the amount withdrawn reduces the Account Value on the Valuation Date of the Withdrawal.  Payment of a Periodic Income Payment, whether equal to the GIB or the Periodic Income Payment determined under the VAPOR, is not a Withdrawal.

An increase in the length of the Access Period will not result in an adjustment to the GIB.  Any increase in the length of the Access Period is subject to a [5 year] minimum increase.

Effect of Rider Charge and GIB during Access Period

During the Access Period, Rider Charges and payment of the Periodic Income Payment, whether equal to the GIB or the Periodic Income Payment determined under the VAPOR, reduces the Account Value.

If the Account Value is reduced to $0, the Access Period will end and the Lifetime Income Period will begin on the Valuation Date the Account Value equals $0.  Each subsequent Periodic Income Payment during the Lifetime Income Period will be equal to the GIB, each subsequent Rider Charge will be zero, and the Effect of GIB during Lifetime Income Period and the Effect of Rider Charge during Lifetime Income Period provisions of this Rider shall not apply.

If the Account Value is reduced to $0 no Death Benefit will be paid.

Effect of GIB during Lifetime Income Period

During the Lifetime Income Period, if a Periodic Income Payment determined under the VAPOR is less than the GIB, the excess of the GIB attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account determined under the VAPOR will reduce the number of Annuity Units per Variable Subaccount payable in each subsequent Periodic Income Payment.  The reduction to the number of Annuity Units per payment will be determined by: (A) divided by (B) then the result further divided by (C) where:

(A)       is the amount of the excess of the GIB attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account; and

(B)       is the applicable annuity factor; and

(C) is the Annuity Unit value as of the Valuation Date of the Periodic Income Payment.

If payment of the GIB reduces the number of Annuity Units per Variable Subaccount to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the GIB.  In addition, each subsequent Rider Charge will be zero.

Limitation on Certain Changes

The Owner may not:

a)             request a change in the Periodic Income Payment Mode, or

b)             request a decrease in the length of the Access Period.

RIDER CHARGE

The Rider Charge rate may vary depending on the Measuring Life Option. The Initial Annual Rider Charge Rate shown on page 1 of this Rider is divided by four to calculate the initial quarterly Rider Charge rate.  The Rider Charge rate may change as described herein, but the annual Rider Charge rate may never exceed the Guaranteed Maximum Annual Rider Charge rate shown on Page 1 of this Rider.

Rider Charge Prior to Annuity Payment Date

Prior to the Annuity Payment Date, a quarterly Rider Charge is deducted from the Contract Value on the first Valuation Date of every third month following the Rider Date.

The amount of the quarterly Rider Charge is the quarterly Rider Charge rate multiplied by the Income Base prior to any Automatic Annual Step-Up on the Valuation Date the charge is deducted.

Quarterly Rider Charges will be deducted from each Variable Subaccount on a proportional basis. Quarterly Rider Charges are not deducted from any Fixed Account. A pro-rata quarterly Rider Charge will be recalculated and deducted upon termination of the Rider Benefits Prior To Annuity Payment Date Provision, except if this Contract is terminated due to death. Upon the election of the GIB, this pro-rata Rider Charge will be deducted on the Periodic Income Commencement Date.

Any change to the Rider Charge rate will occur only on a Rider Date Anniversary.  The Rider Charge rate change is to the Rider Charge rate currently in effect on the Rider Date Anniversary of the change, subject to the Guaranteed Maximum Annual Rider Charge Rate.

The Rider Charge rate will change due to an Automatic Annual Step-Up pursuant to the Automatic Annual Step-Up (of the Income Base) Provision, above. Any Automatic Annual Step-Up may be declined if the Rider Charge rate increased.

The Rider Charge rate may increase due to an additional Purchase Payment permitted by the Company in the Benefit Year preceding the applicable Rider Date anniversary, if the cumulative Purchase Payments received after the first Benefit Year equal or exceed the limit shown in the Additional Purchase Payment Restriction Provision, above.

Rider Charge during GIB Provision

During the Access Period, the quarterly Rider Charge is deducted from the Account Value on the first Valuation Date of every third month following the PICD.

The amount of the first Rider Charge under the GIB Provision is the product of (A) and the greater of (B) and (C), where:

(A)       is the quarterly Rider Charge rate upon termination of Rider Benefits Prior To Annuity Payment Date Provision, and

(B)       is the Income Base upon termination of Rider Benefits Prior To Annuity Payment Date Provision; and

(C)       is the Contract Value upon termination of Rider Benefits Prior To Annuity Payment Date Provision.

The quarterly Rider Charge is deducted from each Variable Subaccount on a proportional basis. Quarterly Rider Charges are not deducted from any Fixed Account. A pro-rata quarterly Rider Charge will be deducted upon termination of the VAPOR and the GIB, except if this Contract is terminated due to death.

Upon each Withdrawal, the quarterly Rider Charge will be reduced in the same proportion that the Withdrawal reduced the Account Value.

On each GIB Step-up, the Rider Charge rate will be changed to the Rider Charge rate currently in effect, subject to the Guaranteed Maximum Annual Rider Charge Rate shown on Page 1 of this Rider.  Any Rider Charge rate adjustment will change the quarterly Rider Charge.  Any change to the Rider Charge rate will be effective on the applicable GIB Step-up date.

On each GIB Step-up, the amount of the quarterly Rider Charge is adjusted.  The Rider Charge on each GIB Step-up shall be the previously determined Rider Charge, adjusted in proportion to any change(s) in the GIB and in the Rider Charge rate.  Rider Charge adjustments upon a GIB Step-up can be represented by the following formula: New Rider Charge = prior Rider Charge x (new GIB / prior GIB) x (new Rider Charge rate / prior Rider Charge rate).

Pursuant to the Automatic Step-up of the GIB Provision, the Owner may decline a GIB Step-up if the Rider Charge rate is increased.  Upon Our receipt of Notice from the Owner to decline a GIB Step-up, (a) the Rider Charge rate will decrease to the Rider Charge rate in effect on the Valuation Date immediately prior to the Step-up Date, and (b) the Rider Charge will decrease to the Rider Charge in effect on the Valuation Date immediately prior to the Step-up Date, subject to adjustments for Withdrawals.

During the Lifetime Income Period, the Rider Charge shall be deducted annually as described in the Effect of Rider Charge during Lifetime Income Period Provision.  The Rider Charge will be attributed pro rata to each Variable Subaccount used to calculate the Periodic Income Payments.  The Rider Charge is not deducted from any Fixed Account.

Effect of Rider Charge during Lifetime Income Period

The Rider Charge attributable to each Variable Subaccount will reduce the number of Annuity Units per Variable Subaccount used to calculate the Periodic Income Payments during the Lifetime Income Period.  The Rider Charges are not deducted from the Fixed Account.

If the Rider Charge reduces the number of Annuity Units per Variable Subaccount to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will be equal to the GIB.  In addition, each subsequent Rider Charge will be zero.

Nonqualified Contracts - Variable Subaccounts

As of the end of the Access Period and each subsequent anniversary, the Annuity Units per Variable Subaccount will be reduced to reflect the Rider Charge deduction from the Variable Subaccount. This reduction will be determined by: (A) divided by (B) then the result further divided by (C) where:

(A)       is the annual Rider Charge;

(B)       is the applicable annuity factor; and

(C)  is the Annuity Unit value for each Variable Subaccount as of the Valuation Date of the first Periodic Income Payment of the Lifetime Income Period and each subsequent anniversary.

Qualified Contracts - Variable Subaccounts

As of the end of the Access Period and on the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the Annuity Units per Variable Subaccount will be reduced to reflect the Rider Charge deduction from the Variable Subaccount.

First Partial Calendar Year Immediately Following the End of the Access Period:

The Annuity Units reduction reflecting the Rider Charge for the period from the end of the Access Period for the remainder of that calendar year will be determined by: (A) divided by (B) then the result further divided by (C) where:

(A)       is the pro-rated annual Rider Charge for the period from the end of the Access Period for the remainder of that calendar year; and

(B)       is the applicable annuity factor; and

(C)  is the Annuity Unit value as of the Valuation Date of the end of the Access Period.

First Full Calendar Year and Subsequent Calendar Years

On the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the Annuity Units per Variable Subaccount reduction reflecting the Rider Charge will be determined by: (A) divided by (B) then the result further divided by (C) where:

(A)       is the annual Rider Charge; and

(B)       is the applicable annuity factor; and

(C)       is the Annuity Unit value for each Variable Subaccount as of the Valuation Date of the first Periodic Income Payment of that calendar year.

GENERAL

GOP Death Benefit Amount

A GOP Death Benefit may be provided under the Guarantee of Principal (GOP) or Enhanced Guaranteed Minimum Death Benefit (EGMDB), if You have elected either rider and it is shown in the Contract Specifications.

This GOP Death Benefit Amount section does not apply if this Contract provides that all death benefits are reduced by the amount of all Withdrawals.  If the Contract includes a Death Benefit, including any Death Benefit Rider, that has a Death Benefit Amount defined as the sum of all Purchase Payments minus all death benefit reductions, and that such death benefit reductions of Purchase Payments will be in proportion to the amount withdrawn,” such Death Benefit Amount definition is hereby replaced with the following:

The sum of all Purchase Payments, minus all Death Benefit Reductions and excluding any Bonus Credits.  Death Benefit Reductions are made whenever a Withdrawal occurs.

For Withdrawals (a) prior to the Rider Date of the Variable Annuity Guaranteed Income Benefit Rider and (b) after the termination of the Variable Annuity Guaranteed Income Benefit Rider, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract Value (Account Value if the VAPOR is in effect) due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

For Withdrawals while the Variable Annuity Guaranteed Income Benefit Rider is in force:

(a) upon Excess Withdrawals prior to the Annuity Payment Date, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction, and

(b) upon Conforming Withdrawals prior to the Annuity Payment Date, the reduction of the Contract Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction; and

(c)   for Withdrawals while the GIB is in effect, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Account Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

Mortality and Expense Risk and Administrative Charge

Prior to the PICD and while the Access Period of the GIB and the VAPOR are in effect, the Mortality and Expense Risk and Administrative Charge rates for this Contract are shown under MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE in the Contract Specifications.

While the Lifetime Income Period of the GIB and the VAPOR are in effect, the Mortality and Expense Risk and Administrative Charge rates for this Contract shall be less than or equal to those that were applicable while the Access Period was in effect.

Termination of this Rider

The Owner may terminate this Rider upon Notice to Us any time after the [5th] Rider Date Anniversary.  This Rider will terminate upon:

a)                 the date the Contract to which this Rider is attached terminates;

b)                 the date the Owner is changed due to death or pursuant to an enforceable divorce agreement or decree, except when Ownership is transferred to the surviving Secondary Life upon death of the Annuitant/Owner;

c)                  the Annuity Commencement Date except under the Annuity Payment Options of this Rider;

d)                 the Annuity Payment Maximum Election Age if Periodic Income Payments or the GAI Annuity Payment Option has not been elected.;

e)                  the death of the Annuitant if the Measuring Life Option is Single, or on the death of the last surviving Measuring Life if the Measuring Life Option is Joint; or

f)                   the date the Owner sells or assigns for value the Contract other than to the Annuitant, or discounts or pledges it as collateral for a loan or as a security for the performance of an obligation or any other purpose.

Prior to the Annuity Payment Date, this Rider will also terminate upon the date both the Income Base and GAI equal $0 as the result of an Excess Withdrawal.

The VAPOR will also terminate on the date this Rider terminates.

Upon termination of this Rider, the benefits and charges within this Rider will terminate.  A pro-rata Rider Charge will be deducted upon termination, except if this Rider is terminated due to death.

Lincoln Life & Annuity Company of New York

Sample Calculations

These numeric examples are designed to assist in understanding the benefits provided by this Rider. They are based on certain assumptions and do not reflect any potential future investment returns. Please refer to the GAI Rate Tables and the Initial GIB Percentage Tables of this Rider to determine Your actual benefit.

General Assumptions:

•                        Maximum Income Base = $10,000,000

•                        Rider Effective Date = Contract Date

Example # 1 - Setting of Initial Values

The values shown below are based on the following assumptions:

•                        Initial Purchase Payment = $100,000

•                        Contractowner is Age [70]

•                        Guaranteed Annual Income (GAI) Rate is [4%]

Beginning of Contract Year	Purchase Payment	Contract Value	Income Base	Guaranteed Annual Income
1	$100,000	$100,000	$100,000	$	[4,000	]

On the Rider Effective Date, the initial values are set as follows:

•                  Income Base = Initial Purchase Payment = $100,000

•                  Guaranteed Annual Income amount = [4%] of Income Base = [$4,000]

Example # 2 - Automatic Annual Step-Up of the Income Base and Increases to the GAI Rate

The values shown below are based on the following assumptions:

•                  Initial Purchase Payment = $50,000

•                  No withdrawal taken in any of the years

•                  Contractowner purchases rider at Age [70]

•                  Guaranteed Annual Income (GAI) Rate is [4%] on the Rider Date and increases to [5%] on the 5th Rider Date Anniversary.

Beginning of				Guaranteed Annual	Guaranteed		Account Value
Contract	Purchase	Contract	Income	Income	Annual	Withdrawal	Step-up
Year	Payment	Value	Base	Rate	Income	Taken	Up
1	$50,000	$50,000	$50,000	4%	$2,000	$0	n/a
2	$0	$54,000	$54,000	4%	$2,160	$0	yes
3	$0	$53,900	$54,000	4%	$2,160	$0	no
4	$0	$57,000	$57,000	4%	$2,280	$0	yes
5	$0	$64,000	$64,000	4%	$2,560	$0	yes
6	$0	$62,000	$64,000	5%	$3,200	$0	no
10	$0	$88,000	$88,000	5%	$4,400	$0	yes
11	$0	$87,500	$88,000	5%	$4,400	$0	no

•                  Initial Guaranteed Annual Income amount equals [4%] of the initial Income Base ($50,000*[4%]

= [$2,000]).

•                             On the 1st Benefit Year anniversary, Income Base is [$54,000] because of the Automatic Annual Step-up.

•                             On the 2nd Benefit Year anniversary, Income Base is still [$54,000] since it’s higher than the Contract Value.

•                             On the 3rd Benefit Year anniversary, Income Base is [$57,000] because of the Automatic Annual Step-up.

•                             On the 4th Benefit Year anniversary, Income Base is [$64,000] because of the Automatic Annual Step-up.

•                              On the 5th Benefit Year anniversary, Income Base is still [$64,000] since it’s higher than the Contract Value. The Guaranteed Annual Income increased at the beginning of contract year [6] because no withdrawals were taken prior to the [5th] Rider Date Anniversary.  The new Guaranteed Annual Income amount = [$64,000]*[5%] = [$3,200].

General Notes:

(a)                 The Income Base will automatically step-up to the Contract Value on each Benefit Year anniversary if the Contract Value on that date is greater than the Income Base through age [85].

(b)                 The Guaranteed Annual Income increased at the beginning of contract year 6 because no withdrawals were taken prior to the [5th] Rider Date Anniversary therefore GAI Rate Table B would apply from this point forward.

Example # 3 - Withdrawals not exceeding the Guaranteed Annual Income amount

The values shown below are based on the following assumptions:

•                        Initial Purchase Payment = $50,000

•                        No subsequent Purchase Payments

•                        Guaranteed Annual Income Rate is [4%]

•                        Contract Owner Age [70] upon purchase of Rider

		Income				Contract		Income
Beginning		Base	Guaranteed	Actual	Income	Value	Account	Base
of Contract Year	Purchase Payment	(Beginning Of Year)	Annual Income	Withdrawal Taken	Base After Withdrawal	(End Of Year)	Value Step-Up	(End Of Year)
1	$50,000	$50,000	$2,000	$2,000	$50,000	$54,000	yes	$54,000
2	$0	$54,000	$2,160	$2,160	$54,000	$51,000	no	$54,000
3	$0	$54,000	$2,160	$2,160	$54,000	$57,000	yes	$57,000
4	$0	$57,000	$2,280	$2,280	$57,000	$64,000	yes	$64,000

•                  Initial Guaranteed Annual Income amount equals [4%] of the initial Income Base ($50,000*[4%] = [$2,000]).

•                  After the withdrawal in the [1st] year, Income Base is not reduced by the Guaranteed Annual Income amount and remains at $50,000. On the 1st Benefit Year anniversary, Income Base is [$54,000] because of the Automatic Annual Step-up.

•                  After the withdrawal in the[2nd] year, Income Base is not reduced by the Guaranteed Annual Income amount and remains at [$54,000]. On the [2nd] Benefit Year anniversary, Income Base is still [$54,000] since it’s higher than the Contract Value.

•                  After the withdrawal in the 3rd year, Income Base is not reduced by the Guaranteed Annual

Income amount and remains at [$54,000]. On the 3rd Benefit Year anniversary, Income Base is $57,000 because of the Automatic Annual Step-up.

•                  After the withdrawal in the 4th year, Income Base is not reduced by the Guaranteed Annual Income amount and remains at [$57,000]. On the 4th Benefit Year anniversary, Income Base is [$64,000] because of the Automatic Annual Step-up.

•                  When an Automatic Annual Step-Up occurs, the Guaranteed Annual Income amount is recalculated to [4%] of the current Income Base.

Example # 4 - Withdrawals exceeding the Guaranteed Annual Income amount

The values shown below are based on the following assumptions:

•                        Initial Purchase Payment = $100,000

•                        Prior to Excess Withdrawal: Contract Value = $80,000; Income Base = $100,000

•                        Guaranteed Annual Income amount = $5,000 (5% of the Income Base of $100,000)

•                        A withdrawal of $12,000 is taken

Time	Contract Value	Income Base	Guaranteed Annual Income	Withdrawal Taken	Excess Withdrawal
Prior to withdrawal	$80,000	$100,000	$5,000	$12,000	$7,000
After Conforming Withdrawal (dollar-for dollar reduction)	$75,000	$100,000	$5,000	$5,000	$0
After the Excess Withdrawal (Pro rata reduction)	$68,000	$90,667	$4,533	$7,000	$7,000

•                        The Contract Value is reduced dollar for dollar for the Guaranteed Annual Income amount of [$5,000]:  Contract Value = [$80,000]-[$5,000] = [$75,000]; Income Base = $100,000.

•                        The Contract Value is reduced further by the [$7,000] Excess Withdrawal to [$68,000] ([$75,000-$7,000]); the Income Base was reduced by the same proportion as the Excess Withdrawal reduces the [$75,000] Contract Value.  The new Income Base = [$100,000] * ([1-$7,000/$75,000]) = [$90,667].

•                        The new Guaranteed Annual Income amount = [$90,667]*[5%] = [$4,533]

General Notes:

(a)                 The Income Base is reduced by the same proportion as the Excess Withdrawal reduces the Contract Value.

(b)                 The Guaranteed Annual Income amount will be immediately recalculated to[ 5%] of the new, reduced Income Base (after the Pro rata reduction for the Excess Withdrawal).

Example # 5 — Annuity Payout before Maximum Election Age

The values shown below are based on the following assumptions:

•                  Male contractowner purchased qualified Rider at Age [65]

•                  Contractowner holds Rider for [14] years, is now Age [79]

•                  Contract Value = $100,000

•                  Income Base = $115,000

•                  Guaranteed Annual Income Rate is set at [5]%

This example demonstrates the contractowner’s options for income before he reaches the Annuity Payout Maximum Election Age of [80] for a qualified Contract (nonqualified Contracts have an Annuity Payout Maximum Election Age of [95]).

A.            The contractowner can elect a minimum variable Periodic Income Payment that will not be less than the Guaranteed Income Benefit (GIB) provided the Owner is eligible by electing[ I4LA-Q (8-10)].

Below is an example of how the Guaranteed Income Benefit is established with[ I4LA-Q (8-10)] for an [79] year old who has taken no withdrawals with an annual mode and [21]year Access Period.  The initial Guaranteed Income Benefit is calculated from the following formula: Initial GIB percentage multiplied by the greater of (a) Income Base minus the sum of Conforming Withdrawals since the last Automatic Annual Step-Up or (b) Contract Value upon the termination of the Rider Benefits Prior To Annuity Payment Date Provision.

Prior to[ I4LA-Q(8-10)] election:

Contract Value/Account Value = $100,000

Income Base = $115,000

After [I4LA-Q(8-10)] election:

Periodic Income Payment = $[6,296] per year = current [I4LA-Q(8-10)] Periodic Income Payment based on $100,000 Account Value

Guaranteed Income Benefit is the greater of:

(a)         Income Base multiplied by the Initial GIB Percentage: [$115,000 * 5.0% = $5,750]

(b)         Contract Value multiplied by the Initial GIB Percentage: [$100,000 * 5.0% = $5,000]

The Guaranteed Income Benefit =[ $5,750]

The Periodic Income Payment payable under the Variable Annuity Payment Option Rider is guaranteed not to fall below this GIB amount ($[5,750]).

B.            The contractowner elects a fixed annuity payout option, the Guaranteed Annual Income Annuity Payment Option.  Once the GAI Annuity Payment Option is effective the Guaranteed Income Benefit is irrevocably terminated.  The Owner will receive payment equal to the GAI each Benefit Year for the lifetime(s) of all Measuring Lives.

GAI Annuity Payment = $[5,000] = Income Base multiplied by Guaranteed Annual Income percentage. [($100,000 * 5% = $5,000)]

General Notes:

Under the GAI Annuity Payment Option depending on the Death Benefit option, a final payment may be available upon death.  See GAI Annuity Payment Option Provision.

Example # 6 — Annuity Payout Maximum Election Age

The values shown below are based on the following assumptions:

•                  Male contractowner purchased qualified Rider at Age [65]

•                  Contractowner holds Rider for[ 15 ]years, is now Age [80]

•                  Contract Value = $100,000

•                  Income Base = $115,000

•                  Guaranteed Annual Income is set at [5]%

This example demonstrates the contractowner’s following options now that he has reached the Annuity Payout Maximum Election Age of [80] for a qualified Contract (nonqualified Contracts have an Annuity Payout Maximum Election Age of [95]).

A.            The contractowner can elect a minimum variable Periodic Income Payment that will not be less than the Guaranteed Income Benefit (GIB) provided the Owner is eligible by electing[ I4LA-Q(8-10)].

Below is an example of how the Guaranteed Income Benefit is established with [I4LA-Q(8-10)] for an [80] year old who has taken no withdrawals with an annual mode and [20]year Access Period.  The initial Guaranteed Income Benefit is calculated from the following formula: Initial GIB percentage multiplied by the greater of (a) Income Base minus the sum of Conforming Withdrawals since the last Automatic Annual Step-Up or (b) Contract Value upon the termination of the Rider Benefits Prior To Annuity Payment Date Provision.

Because the GIB is made effective on the Annuity Payout Maximum Election Age of [ 80], the initial GIB will equal the greater of the Guaranteed Annual Income amount upon the termination of the Rider Benefits Prior to Annuity Payout Date, or the initial GIB as calculated above.

Prior to [I4LA-Q(8-10)] election:

Contract Value/Account Value = $100,000

Income Base = $115,000

After [I4LA-Q(8-10)] election:

Periodic Income Payment = $[6,460] per year = Current [I4LA-Q(8-10) ]Periodic Income Payment based on $100,000 Account Value

Initial Guaranteed Income Benefit is the greater of:

(a)         Income Base multiplied by the Initial GIB Percentage:[ $115,000 * 5.5% = $6,325]

(b)         Contract Value multiplied by the Initial GIB Percentage: [$100,000 * 5.5% = $5,500]

Initial Guaranteed Income Benefit = [$5,750] per year

GAI Annuity Payment = $[5,000] per year = Income Base multiplied by Guaranteed Annual Income percentage.[ ($100,000 * 5% = $5,000)]

Guaranteed Income Benefit (GIB) = [$5,750] per year (initial GIB is greater than GAI Annuity Payment, [$5,750] is greater than $[5,000]).

The Periodic Income Payment payable under the Variable Annuity Payment Option Rider is guaranteed not to fall below this GIB amount [($5,750)].

B.            The contractowner elects a fixed annuity payout option, the Guaranteed Annual Income Annuity Payment Option.  Once the GAI Annuity Payment Option is effective the Guaranteed Income

Benefit is irrevocably terminated.  The Owner will receive payment equal to the GAI each Benefit Year for the lifetime(s) of all Measuring Lives.